8x8, Inc. Reports Third Quarter Fiscal 2019 Financial Results

Service revenue increased 20% year-over-year to $86 million

Service revenue, adjusting for constant currency and excluding DXI revenue, increased 22% year-over-year

SAN JOSE, CA. - January 29, 2019 - 8x8, Inc. (NYSE:EGHT), a leading cloud provider of voice, video, collaboration and contact center solutions for over one million users worldwide, today reported financial results for the third quarter of fiscal 2019 ended December 31, 2018.

Third Quarter Fiscal 2019 Financial Results:

•	Service revenue increased 20% year-over-year to $85.9 million. Adjusting for constant currency and excluding DXI revenue, service revenue increased 22% year-over-year.

•
Service revenue from mid-market and enterprise customers billing greater than $1,000 in monthly recurring revenue (MRR), adjusting for constant currency and excluding DXI revenue, increased approximately 30% year-over-year and represents 62% of monthly recurring revenue (MRR).

•
Service revenue from mid-market and enterprise customers billing greater than $10,000 in monthly recurring revenue (MRR), adjusting for constant currency and excluding DXI revenue, increased approximately 61% year-over-year and represents 29% of monthly recurring revenue (MRR).

•	Total revenue increased 19% year-over-year to $89.9 million. Adjusting for constant currency and excluding DXI revenue, total revenue increased 21% year-over-year.

•	GAAP net loss was $23.8 million or $(0.25) per diluted share, including a $1.5 million charge associated with U.S. sales and use taxes.

•	Non-GAAP net loss was $5.5 million or $(0.06) per diluted share.

"We delivered a solid quarter of overall growth, with service revenue excluding DXI and in constant currency up 22% and ahead of our financial outlook. More importantly, we are disrupting a $50 billion addressable market that is shifting toward cloud solutions with a preference for a single technology platform. 8x8 is the only cloud provider that delivers voice, contact center, collaboration, and video conferencing, with integrated data and analytics from a single technology platform. We remain confident as ever in our long-term growth opportunities and creating shareholder value," said Vik Verma, Chief Executive Officer at 8x8, Inc.

Additional Third Quarter Business Metrics and Company Highlights:

Business Metrics

•
GAAP gross margin was 75%, compared with 78% in the same period last year. Non-GAAP gross margin was 77%, compared with 79% in the same period last year. GAAP service margin was 80%, compared with 83% in the same period last year. Non-GAAP service margin was 83%, compared with 84% in the same period last year.

•	Cash used in operating activities was $2.1 million. Cash, restricted cash and investments were $123 million at December 31, 2018.

•
Average monthly service revenue per business customer (ARPU): ARPU for mid-market and enterprise customers was $5,211, compared with $4,765 in the same period last year, a 9% year-over-year increase. Total ARPU grew to $506, compared with $454 in the same period last year, an 11% increase year-over-year.

•	New monthly recurring revenue (MRR) booked from mid-market and enterprise customers increased approximately 13% year-over-year and comprised 66% of total bookings.

•	Channel bookings increased 23% year-over-year.

Business Highlights & Industry Awards

•	Vertical Communications and Workair in Ireland have joined 8x8's global channel partner program.

•	8x8 was granted 7 new patents in the quarter for a total of 177 patents awarded.

•
Frost & Sullivan's 2018 North American Integrated CCaaS and UCaaS Competitive Strategy Innovation and Leadership Award - 8x8 recognized for introducing a cloud-based platform that combines comprehensive unified communications-as-a-service and contact center-as-a-service capabilities.

•	TechTarget's Network Innovation Award - 8x8 recognized in Unified Communications category for combining unified communications and contact center technologies into a single cloud-based platform.

Financial Outlook:

On April 1, 2018, 8x8 adopted Accounting Standards Codification (ASC) 606 using the modified retrospective transition method. The guidance below includes the expected impact of the adoption of this new revenue standard, which replaced ASC 605.

Fourth Quarter Fiscal 2019 Financial Outlook:

•	Service revenue in the range of $88.6 million to $89.6 million, representing approximately 18% to 19% year-over-year growth.

•	Service revenue growth, excluding DXI revenue and in constant currency, in the range of 22% to 23%.

•	Non-GAAP pre-tax loss in the range of $7 million to $8 million, excluding approximately $0.6 million of expenses related to Jitsi.

Full Year Fiscal 2019 Financial Outlook:

•
The Company updates service revenue guidance from a range of $334 million to $338 million to a range of $334 million to $335 million, representing approximately 19% to 20% year-over-year growth. Service revenue growth, excluding DXI revenue and in constant currency, is anticipated to be approximately 22%.

•	The Company updates total revenue guidance from a range of $347 million to $352 million to a range of $351 million to $352 million, representing approximately 18% to 19% year-over-year growth.

•	The Company raises non-GAAP pre-tax loss to be approximately ($19 million), excluding approximately $2 million of expenses related to Jitsi.

We do not reconcile our forward-looking estimates of non-GAAP net income to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort.

Conference Call Information:

Management will host a conference call to discuss earnings results on January 29, 2019 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(866) 393-4306 Domestic or (734) 385-2616 International; Conference ID #1670846
Replay:	(855) 859-2056 Domestic or (404) 537-3406 International; Conference ID #1670846
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until February 19, 2019. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE:EGHT) cloud solutions help businesses transform their customer and employee experience. With one system of engagement for cloud voice, video, collaboration and contact center and one system of intelligence on one technology platform, businesses can now communicate faster and smarter to exceed the speed of customer expectations. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP net income (loss) as net income (loss) under GAAP, plus amortization of acquired intangible assets, impairment charges, stock-based compensation, certain other income and expenses, and the provision for income taxes. Amortization of acquired intangible assets and impairment charges are excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. Certain other income and expense items, such as acquisition-related expenses, certain severance expenses and expenses for tax or litigation risks, have been excluded because management considers them one-time events or otherwise not indicative of trends in the Company's ongoing operations. The Company has also excluded non-cash rent expense related to its new headquarter building because the building remains in the built-out phase.

GAAP tax provision for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US state and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income to derive Non-GAAP net income after taxes.

The Company defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards.

Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

In addition, this release includes financial measures that have been adjusted as follows:

•
This release includes revenue figures adjusted to exclude revenue by the line of products we acquired from DXI. As first reported in the third quarter of our 2018 fiscal year, we have de-emphasized the sale of DXI's ContactNow as a stand-alone product, and management therefore believes it is useful to exclude this revenue from period-to-period comparisons to better depict the relative performance of our core business.

•
This release includes revenue figures adjusted for comparison on a constant currency basis, when management concluded that the elimination of the impact of currency fluctuations between the periods being compared would assist with the evaluation of the underlying business performance.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors.

These factors include, but are not limited to:

•	customer acceptance and demand for our cloud communication and collaboration services,

•	changes in the competitive dynamics of the markets in which we compete,

•	the quality and reliability of our services,

•	customer cancellations and rate of churn,

•	our ability to scale our business,

•	customer acquisition costs,

•	our reliance on infrastructure of third-party network services providers,

•	risk of failure in our physical infrastructure,

•	risk of failure of our software,

•	our ability to maintain the compatibility of our software with third-party applications and mobile platforms,

•	continued compliance with industry standards and regulatory requirements in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance,

•	the timing, extent and results of sales and use tax audits,

•	risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions,

•	the amount and timing of costs associated with recruiting, training and integrating new employees,

•	timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development,

•	introduction and adoption of our cloud software solutions in markets outside of the United States,

•	risk of cybersecurity breaches and other unauthorized disclosures of customer data,

•	general economic conditions that could adversely affect our business and operating results,

•	implementation and effects of new accounting standards and policies in our reported financial results, and

•	potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200

victoria.hyde-dunn@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Service revenue	$85,911	$71,891	$245,378	$205,105
Product revenue	4,001	3,684	13,441	12,051
Total revenue	89,912	75,575	258,819	217,156

Cost of revenue and operating expenses:
Cost of service revenue	17,043	12,318	47,988	36,737
Cost of product revenue	5,318	4,675	16,996	14,657
Research and development	16,876	8,527	43,919	24,781
Sales and marketing	60,717	48,830	169,952	131,103
General and administrative	14,196	10,003	42,172	28,575
Impairment of equipment, intangible assets and goodwill	—	9,469	—	9,469
Total operating expenses	114,150	93,822	321,027	245,322
Loss from operations	(24,238)	(18,247)	(62,208)	(28,166)
Other income, net	579	569	1,933	3,084
Loss from operations before provision for income taxes	(23,659)	(17,678)	(60,275)	(25,082)
Provision for income taxes	112	70,842	333	66,153
Net loss	$(23,771)	$(88,520)	$(60,608)	$(91,235)

Net loss per share:
Basic and diluted	$(0.25)	$(0.96)	$(0.64)	$(0.99)

Weighted average number of shares:
Basic and diluted	95,370	92,029	94,093	91,709

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	March 31,
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$28,325	$31,703
Short-term investments	86,507	120,559
Accounts receivable, net	19,068	16,296
Deferred sales commission costs	14,443	—
Other current assets	13,166	10,040
Total current assets	161,509	178,598
Property and equipment, net	47,744	35,732
Intangible assets, net	13,273	11,958
Goodwill	39,442	40,054
Restricted cash	8,100	8,100
Deferred sales commission costs, noncurrent	30,893	—
Other assets	3,065	2,767
Total assets	$304,026	$277,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$28,318	$23,899
Accrued compensation	19,322	17,412
Accrued taxes	14,474	6,367
Deferred revenue	3,523	2,559
Other accrued liabilities	5,598	6,026
Total current liabilities	71,235	56,263

Other liabilities	5,063	2,172
Total liabilities	76,298	58,435

Stockholders' equity:
Common stock	96	93
Additional paid-in capital	457,887	425,790
Accumulated other comprehensive loss	(8,085)	(5,645)
Accumulated deficit	(222,170)	(201,464)
Total stockholders' equity	227,728	218,774
Total liabilities and stockholders' equity	$304,026	$277,209

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(60,608)	$(91,235)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	6,464	6,049
Amortization of intangible assets	4,551	3,995
Amortization of capitalized software	6,452	1,270
Impairment of goodwill and long-lived assets	—	9,469
Non-cash lease expenses	3,601	—
Stock-based compensation expense	31,574	21,138
Deferred income tax expense	—	66,273
Gain on escrow settlement	—	(1,393)
Other	873	226
Changes in assets and liabilities:
Accounts receivable, net	(3,965)	(3,305)
Deferred sales commission costs	(7,234)	—
Other current and noncurrent assets	(2,565)	(2,315)
Accounts payable and accruals	13,198	8,855
Deferred revenue	986	351
Net cash (used in) provided by operating activities	(6,673)	19,378

Cash flows from investing activities:
Purchases of property and equipment	(5,778)	(6,524)
Purchase of business	(5,625)	—
Proceeds from escrow settlement	—	1,393
Cost of capitalized software	(18,210)	(8,689)
Proceeds from maturity of investments	44,850	57,150
Sales of investments	41,780	23,382
Purchases of investments	(52,353)	(75,921)
Net cash provided by (used in) investing activities	4,664	(9,209)

Cash flows from financing activities:
Capital lease payments	(771)	(855)
Payment of contingent consideration	—	(150)
Repurchase and tax-related withholding of common stock	(7,631)	(22,137)
Proceeds from issuance of common stock under employee stock plans	7,372	3,303
Net cash used in financing activities	(1,030)	(19,839)

Effect of exchange rate changes on cash	(339)	409
Net decrease in cash and cash equivalents	(3,378)	(9,261)

Cash, cash equivalents and restricted cash, beginning of period	39,803	41,030
Cash, cash equivalents and restricted cash, end of period	$36,425	$31,769

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
Reconciliation of GAAP to Non-GAAP Expenses:	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
GAAP cost of service revenue	$17,043		$12,318		$47,988		$36,737
Amortization of acquired intangible assets	(1,344)		(714)		(3,564)		(2,221)
Stock-based compensation expense	(680)		(455)		(1,775)		(1,319)
Non-GAAP cost of service revenue	$15,019		$11,149		$42,649		$33,197
Non-GAAP service margin (as a percentage of service revenue)	$70,892	82.5%	$60,742	84.5%	$202,729	82.6%	$171,908	83.8%

GAAP and Non-GAAP cost of product revenue	$5,318		$4,675		$16,996		$14,657
Non-GAAP product margin (as a percentage of product revenue)	$(1,317)	-32.9%	$(991)	-26.9%	$(3,555)	-26.4%	$(2,606)	-21.6%

Non-GAAP gross margin (as a percentage of revenue)	$69,575	77.4%	$59,751	79.1%	$199,174	77.0%	$169,302	78.0%

GAAP research and development	$16,876		$8,527		$43,919		$24,781
Stock-based compensation expense	(3,570)		(1,794)		(8,587)		(4,445)
Non-GAAP research and development (as a percentage of revenue)	$13,306	14.8%	$6,733	8.9%	$35,332	13.7%	$20,336	9.4%

GAAP sales and marketing	$60,717		$48,830		$169,952		$131,103
Amortization of acquired intangible assets	(351)		(466)		(987)		(1,774)
Stock-based compensation expense	(5,590)		(3,362)		(13,262)		(8,577)
Non-recurring items	(313)		(480)		(313)		(480)
Non-GAAP sales and marketing (as a percentage of revenue)	$54,463	60.6%	$44,522	58.9%	$155,390	60.0%	$120,272	55.4%

GAAP general and administrative	$14,196		$10,003		$42,172		$28,575
Stock-based compensation expense	(2,695)		(2,519)		(7,950)		(6,797)
Non-recurring items	(3,689)		—		(11,341)		(510)
Non-GAAP general and administrative (as a percentage of revenue)	$7,812	8.7%	$7,484	9.9%	$22,881	8.8%	$21,268	9.8%

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss):
GAAP net loss	$(23,771)		$(88,520)		$(60,608)		$(91,235)
Amortization of acquired intangible assets	1,695		1,180		4,551		3,995
Impairment of equipment, intangible assets, and goodwill	—		9,469		—		9,469
Stock-based compensation expense	12,535		8,130		31,574		21,138
Non-recurring items in operating expenses	4,002		480		11,654		990
Non-recurring items in other income (expenses), net	—		—		—		(1,393)
Provision for income taxes	112		70,842		333		66,153
Non-GAAP net income (loss) before taxes (as a percentage of revenue)	$(5,427)	-6.0%	$1,581	2.1%	$(12,496)	-4.8%	$9,117	4.2%
Non-GAAP tax expense (1)	112		52		333		297
Non-GAAP net income (loss) after taxes (as a percentage of revenue)	$(5,539)	-6.2%	$1,529	2.0%	$(12,829)	-5.0%	$8,820	4.1%

(1) The non-GAAP tax provision in fiscal year 2019 does not have a deferred income tax impact due to the full valuation allowance applied against deferred tax assets. The non-GAAP effective tax is based on current taxes for certain states and foreign jurisdictions.

Shares used in computing non-GAAP net income (loss) per share:
Basic	95,370	92,029	94,093	91,709
Diluted	95,370	94,612	94,093	94,877

GAAP net loss per share - Diluted	(0.25)	$(0.96)	$(0.64)	$(0.99)
Non-GAAP net income (loss) before taxes per share - Diluted	(0.06)	$0.02	$(0.13)	$0.10
Non-GAAP net income (loss) after taxes per share - Diluted	(0.06)	$0.02	$(0.14)	$0.09

8x8, Inc.
RECONCILIATION OF ASC 605 TO ASC 606 STATEMENTS OF OPERATIONS
AND NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	December 31, 2018			December 31, 2018
	ASC 605	Adjustments	ASC 606 (as reported)	ASC 605	Adjustments	ASC 606 (as reported)
Service revenue	$86,245	$(334)	$85,911	$246,030	$(652)	$245,378
Product revenue	3,335	666	4,001	12,522	919	13,441
Total revenue	$89,580	$332	$89,912	$258,552	$267	$258,819
Operating expenses:
Sales and marketing	$63,276	$(2,559)	$60,717	$177,186	$(7,234)	$169,952
Loss from operations	$(27,129)	$2,891	$(24,238)	$(69,709)	$7,501	$(62,208)
Net loss	$(26,662)	$2,891	$(23,771)	$(68,109)	$7,501	$(60,608)

Net loss per share:
Basic and diluted	$(0.28)	$0.03	$(0.25)	$(0.72)	$0.08	$(0.64)

Non-GAAP net loss before taxes	$(8,318)	$2,891	$(5,427)	$(19,997)	$7,501	$(12,496)
Non-GAAP net loss after taxes	$(8,430)	$2,891	$(5,539)	$(20,330)	$7,501	$(12,829)

Non-GAAP net loss per share:
Basic and diluted	$(0.09)	$0.03	$(0.06)	$(0.22)	$0.08	$(0.14)